UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2019

FOOTHILLS EXPLORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-55872	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Boulevard, 23rd Floor

Los Angeles, CA 90024

(Address of Principal Executive Offices)

(424) 901-6655

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 3, 2019, Foothills Exploration, Inc. (the “Company”), entered into an Amendment #1 to the Convertible Promissory Note Issued on November 1, 2018 (the “Amendment”) with Labrys Fund, L.P. (“Lender”) pursuant to which the maturity date of the convertible promissory note originally issued by the Company to Lender on November 1, 2018, in the original principal amount of $380,000.00 (the “Note”) has been extended to May 31, 2019.

Pursuant to the Amendment, should the Company fail to repay remaining balance in the amount of $295,751.25 by May 31, 2019, the Lender shall automatically, immediately and without further action be entitled to all its rights, privileges, and preferences under the Note and the principal balance of the Note shall be deemed to have increased by $2,928.23 effective as of May 3, 2019. The Lender is not permitted to effectuate any conversions under the Note from May 3 until May 31, 2019 unless an event of default occurs under the Note.

The Amendment was deemed a part of, but did not take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified thereby, all of the provisions of the Note, which are not in conflict with the terms of the Amendment, shall remain in full force and effect.

The summary of the transactions described in this Form 8-K is qualified in its entirety by reference to the Amendment #1 to the Convertible Promissory Note Issued on November 1, 2018, which is filed as Exhibit 10.1, to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment #1 to the Convertible Promissory Note Issued on November 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2019

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer